[Letterhead of Kirkpatrick & Lockhart Nicholson Graham LLP]

April 28, 2005

EQ Advisors Trust

1290 Avenue of the Americas

New York, NY 10104

Ladies and Gentlemen:

We have acted as counsel to EQ Advisors Trust, a Delaware statutory trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of Post-Effective Amendment No. 38 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-17217 and 811-07953) (the “Post-Effective Amendment”), registering an indefinite number of shares of beneficial interest of each series of the Trust, as listed in Schedule A attached to this opinion letter, (the “Shares”) under the Securities Act of 1933, as amended (the “1933 Act”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Trust’s Agreement and Declaration of Trust, as amended (the “Agreement”), and Bylaws and the action of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Trust; and

2.	When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid, and nonassessable.

BOSTON • DALLAS • HARRISBURG • LOS ANGELES • MIAMI • NEWARK • NEW YORK • PITTSBURGH • SAN FRANCISCO • WASHINGTON

[Letterhead of Kirkpatrick & Lockhart Nicholson Graham LLP]

EQ Advisors Trust

April 28, 2005

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Kirkpatrick & Lockhart Nicholson Graham LLP

Kirkpatrick & Lockhart Nicholson Graham LLP

[Letterhead of Kirkpatrick & Lockhart Nicholson Graham LLP]

EQ Advisors Trust

April 28, 2005

SCHEDULE A

EQ Advisors Trust

EQ/Alliance Common Stock Portfolio (Class IA and Class IB Shares)

EQ/Alliance Growth and Income Portfolio (Class IA and Class IB Shares)

EQ/Alliance Intermediate Government Securities Portfolio (Class IA and Class IB Shares)

EQ/Alliance International Portfolio (Class IA and Class IB Shares)

EQ/Alliance Premier Growth Portfolio (Class IA and Class IB Shares)

EQ/Alliance Quality Bond Portfolio (Class IA and Class IB Shares)

EQ/Alliance Small Cap Growth Portfolio (Class IA and Class IB Shares)

EQ/Bernstein Diversified Value Portfolio (Class IA and Class IB Shares)

EQ/Calvert Socially Responsible Portfolio (Class IA and Class IB Shares)

EQ/Capital Guardian Growth Portfolio (Class IA and Class IB Shares)

EQ/Capital Guardian International Portfolio (Class IA and Class IB Shares)

EQ/Capital Guardian Research Portfolio (Class IA and Class IB Shares)

EQ/Capital Guardian U.S. Equity Portfolio (Class IA and Class IB Shares)

EQ/Emerging Markets Equity Portfolio (Class IA and Class IB Shares)

EQ/Enterprise Capital Appreciation Portfolio (Class IB Shares)

EQ/Enterprise Deep Value Portfolio (Class IB Shares)

EQ/Enterprise Equity Portfolio (Class IA and Class IB Shares)

EQ/Enterprise Equity Income Portfolio (Class IA and Class IB Shares)

EQ/Enterprise Global Socially Responsive Portfolio (Class IB Shares)

EQ/Enterprise Growth Portfolio (Class IA and Class IB Shares)

EQ/Enterprise Growth and Income Portfolio (Class IA and Class IB Shares)

EQ/Enterprise High Yield Bond Portfolio (Class IA and Class IB Shares)

EQ/Enterprise International Growth Portfolio (Class IA and Class IB Shares)

EQ/Enterprise Managed Portfolio (Class IA and Class IB Shares)

EQ/Enterprise Mergers and Acquisitions Portfolio (Class IA and Class IB Shares)

EQ/Enterprise Multi-Cap Growth Portfolio (Class IB Shares)

EQ/Enterprise Short Duration Bond Portfolio (Class IA and Class IB Shares)

EQ/Enterprise Small Company Growth Portfolio (Class IA and Class IB Shares)

EQ/Enterprise Small Company Value Portfolio (Class IA and Class IB Shares)

EQ/Enterprise Total Return Portfolio (Class IA and Class IB Shares)

EQ/Equity 500 Index Portfolio (Class IA and Class IB Shares)

EQ/Evergreen Omega Portfolio (Class IA and Class IB Shares)

EQ/FI Mid Cap Portfolio (Class IA and Class IB Shares)

EQ/FI Small/Mid Cap Value Portfolio (Class IA and Class IB Shares)

[Letterhead of Kirkpatrick & Lockhart Nicholson Graham LLP]

EQ Advisors Trust

April 28, 2005

EQ/Janus Large Cap Growth Portfolio (Class IA and Class IB Shares)

EQ/J.P. Morgan Core Bond Portfolio (Class IA and Class IB Shares)

EQ/JP Morgan Value Opportunities Portfolio (Class IA and Class IB Shares)

EQ/Lazard Small Cap Value Portfolio (Class IA and Class IB Shares)

EQ/Lord Abbett Growth and Income Portfolio (Class IA and Class IB Shares)

EQ/Lord Abbett Large Cap Core Portfolio (Class IA and Class IB Shares)

EQ/Lord Abbett Mid Cap Value Portfolio (Class IA and Class IB Shares)

EQ/Marsico Focus Portfolio (Class IA and Class IB Shares)

EQ/Mercury Basic Value Equity Portfolio (Class IA and Class IB Shares)

EQ/Mercury International Value Portfolio (Class IA and Class IB Shares)

EQ/MFS Emerging Growth Companies Portfolio (Class IA and Class IB Shares)

EQ/MFS Investors Trust Portfolio (Class IA and Class IB Shares)

EQ/Money Market Portfolio (Class IA and Class IB Shares)

EQ/MONY Diversified Portfolio (Class IA Shares)

EQ/MONY Equity Growth Portfolio (Class IA Shares)

EQ/MONY Equity Income Portfolio (Class IA Shares)

EQ/MONY Government Securities Portfolio (Class IA and Class IB Shares)

EQ/MONY Intermediate Term Bond Portfolio (Class IA and Class IB Shares)

EQ/MONY Long Term Bond Portfolio (Class IA and Class IB Shares)

EQ/MONY Money Market Portfolio (Class IA Shares)

EQ/Small Company Index Portfolio (Class IA and Class IB Shares)

EQ/Van Kampen Comstock Portfolio (Class IA and Class IB Shares)

EQ/Van Kampen Mid Cap Growth Portfolio (Class IA and Class IB Shares)

EQ/Wells Fargo Montgomery Small Cap Portfolio (Class IA and Class IB Shares)